Exhibit 10.11

DEFERRED COMPENSATION PLAN OF

JOHN WILEY & SONS, INC.

As amended and restated effective as of January 1, 2008

INTRODUCTION

This Deferred Compensation Plan of John Wiley & Sons, Inc. (the “Plan”) was established by the Board of Directors of John Wiley & Sons, Inc. effective as of March 1, 1995

The purpose of the Plan is to attract and retain key employees by providing each Participant with an opportunity to defer receipt of a portion of their salary, bonus, and other specified compensation.  The Plan is not intended to meet the qualification requirements of Code Section 401(a), but is intended to meet the requirements of Code Section 409A, and shall be operated and interpreted consistent with that intent.

The Plan constitutes an unsecured promise by the John Wiley & Sons, Inc. (the “Company”) to pay benefits in the future.  Participants in the Plan shall have the status of general unsecured creditors of the Company, as applicable.  The Company shall be solely responsible for payment of the benefits of its employees and their beneficiaries. The Plan is unfunded for Federal tax purposes and is intended to be an unfunded arrangement for eligible employees who are part of a select group of management or highly compensated employees of the Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  Any amounts set aside to defray the liabilities assumed by the Company will remain the general assets of the Company and shall remain subject to the claims of the Company’s creditors until such amounts are distributed to the Participants.

The Plan is hereby amended and restated effective as of January 1, 2008 to comply with the provisions of Section 409A of the Internal Revenue Code and regulations promulgated thereunder and to reflect certain design and administrative changes desired by the Company. The Plan was further amended effective as January 1, 2009 to make additional designed and administrative changes.

The provisions of this Plan as herein amended shall apply to amounts deferred and/or vested on or after January 1, 2005.  Amounts deferred under the provisions of the Plan prior to January 1, 2005, which were vested as of December 31, 2004, shall be subject to the provisions of the Plan as in effect on October 3, 2004, unless otherwise provided in this restated Plan or in Appendix A of this restated Plan.

DEFERRED COMPENSATION PLAN OF
JOHN WILEY & SONS, INC.

TABLE OF CONTENTS

		Page
ARTICLE 1.	DEFINITIONS...	1
ARTICLE 2.	PARTICIPATION...	4
ARTICLE 3.	DEFERRALS...	5
ARTICLE 4.	COMPANY CONTRIBUTIONS..............................................................................................................................................................................................	8
ARTICLE 5.	MAINTENANCE OF ACCOUNTS..........................................................................................................................................................................................	9
ARTICLE 6.	PAYMENT OF BENEFITS...	11
ARTICLE 7.	AMENDMENT OR TERMINATION.......................................................................................................................................................................................	14
ARTICLE 8.	GENERAL PROVISIONS...	15
ARTICLE 9.	SIGNATURE AND VERIFICATION.......................................................................................................................................................................................	21
Appendix A

JOHN WILEY & SONS, INC.

ARTICLE 1.  DEFINITIONS

1.01
“Accounts” shall mean the Deferral Account, the Company Account, the Grandfathered Deferral Account and the Grandfathered Company Account maintained by the Company to record the payment obligations of the Company to a Participant as determined under the terms of the Plan.

1.02	“Administrative Committee” shall mean the person or persons appointed by the Board of Directors to administer the Plan as provided in Section 8.01.

1.03
“Affiliate” shall mean any company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member John Wiley & Sons, Inc.; any trade or business under common control (as defined in Section 414(c) of the Code) with John Wiley & Sons, Inc.; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes John Wiley & Sons, Inc.; and any other entity required to be aggregated with John Wiley & Sons, Inc. pursuant to regulations under Section 414(o) of the Code.

1.04
“Base Salary” shall mean the Participant’s annual base fixed compensation paid periodically during the calendar year, determined prior to any pre-tax contributions under a “qualified cash or deferred arrangement” (as defined under Section 401(k) of the Internal Revenue Code and its applicable regulations), under a “cafeteria plan” (as defined under Section 125 of said Code and its applicable regulations or pursuant to a qualified transportation fringe under Section 132(f) of the Code), but excluding any Bonus or other form of special pay.

1.05
“Beneficiary” shall mean the person or persons designated by an Eligible Executive pursuant to the provisions of Section 6.05 in a time and manner determined by the Administrative Committee to receive the amounts, if any, payable under the Plan upon the death of the Eligible Employee.

1.06	“Bonus” shall mean a cash Performance Bonus.

1.07	“Board of Directors” or “Board” shall mean the Board of Directors of John Wiley & Sons, Inc.

1.08
“Change of Control” shall mean “Change of Control” as such term is defined under the terms of the John Wiley & Sons Inc. Supplemental Executive Retirement Plan as amended and restated effective as January 1, 2009.

1.09	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.10
“Company” shall mean John Wiley & Sons, Inc., a New York corporation, and any successor thereto, with respect to its employees and such Affiliates authorized by the Board of Directors to participate in the Plan, with respect to their employees.

1.11
“Company Account” shall mean the bookkeeping account (or subaccount(s)) maintained for each Participant to record the amount of Company Contributions that are either (i) credited to a Participant in accordance with Article 4 on or after January 1, 2005 or (ii) which were credited prior to January 1, 2005 but become vested on or after January 1, 2005, adjusted pursuant to Article 5

1.12	“Company Contributions” shall mean the amount of contributions credited on behalf of a Participant pursuant to Section 4.01.

1.13	“Compensation Committee” shall mean the Governance and Compensation Committee of the Board of Directors (formally known as the Executive Compensation and Development Committee).

1.14
“Deferral Account” shall mean the bookkeeping account (or subaccount(s)) maintained for each Participant to record the amount of Base Salary and/or Bonus deferred on his behalf in accordance with Article 3 on or after January 1, 2005, adjusted pursuant to Article 5.

1.15
“Deferral Agreement” shall mean the completed agreements, including any amendments, attachments and appendices thereto, in such form approved by the Plan Administrator, between an Eligible Executive and the Company, under which the Eligible Executive agrees to defer a portion of his Base Salary or Bonus under the Plan.

1.16	“Deferrals” shall mean the amount of deferrals credited to a Participant pursuant to Section 3.02.

1.17	“Effective Date” shall mean March 1, 1995.

1.18
“Eligible Executive” shall mean an employee of the Company who is a member of a “select group of management or highly compensated employees” and who is designated as eligible to participate in this Plan by the Compensation Committee.

1.19
“Grandfathered Company Account” shall mean the bookkeeping account (or subaccount(s)) maintained for a Participant to record the amount of Company Contributions credited to a Participant in accordance with Article 4 prior to January 1, 2005, which were vested as of December 31, 2004, adjusted pursuant to Article 5.

1.20
“Grandfathered Deferral Account” shall mean the bookkeeping account (or subaccount(s)) maintained for each Participant to record the amount of Base Salary and/or Bonus deferred in accordance with Article 3 prior to January 1, 2005, adjusted pursuant to Article 5.

1.21	“Participant” shall mean, except as otherwise provided in Article 2, each Eligible Executive who has executed a Deferral Agreement pursuant to the requirements of Section 2.01.

1.22
“Performance Bonus” shall mean the amount, if any, awarded to an employee of the Company under the Company’s performance bonus program, long-term bonus program or other bonus program approved by the Compensation Committee, including but not limited to the Executive Annual Incentive Plan and the Executive Long Term Incentive Plan; provided that such amounts qualifies as performance based compensation under Section 409A of the Code and the regulations promulgated thereunder.

1.23	“Performance Period” shall mean the period of at lest 12 months over which an individual and/or company performance criteria is measured for purposes of a Company bonus program.

1.24
“Plan” shall mean the Deferred Compensation Plan of John Wiley & Sons, Inc. as set forth in this document, as it may be amended from time to time.  However, to the extent permitted or required under Code Section 409A, the term Plan may in the appropriate context also mean a portion of the Plan that is treated as a single plan under Treas. Reg. Section 1.409A-1(c), or the Plan or portion of the Plan and any other nonqualified deferred compensation plan or portion thereof that is treated as single plan under such section.

1.25	“Plan Administrator” shall mean the individual(s) appointed by the Administrative Committee with the responsibilities set forth in this Plan.

1.26	“Plan Year” shall mean the calendar year, except that the first Plan Year shall begin on the Effective Date.

1.27	“Retirement” shall mean a Separation from Service on or after a Participant has attained age 55.

1.28
“Separation from Service” shall mean a “Separation from Service” as such term is defined under the terms of the John Wily & Sons Supplemental Executive Retirement Plan as amended and restated effective as January 1, 2009.

1.29
“Specified Employee” shall mean “Specified Employee” as such term is defined under the terms of the John Wiley & Sons Inc. Supplemental Executive Retirement Plan as amended and restated effective as January 1, 2009.

1.30
“Unforeseeable Emergency” shall mean a severe financial hardship to a Participant resulting from (a) an illness or accident of the Participant or the Participant’s spouse, beneficiary or dependent (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)), (b) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to the home not otherwise covered by insurance) or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant; provided, however, that an Unforeseeable Emergency shall only exist to the extent the severe financial hardship would constitute an Unforeseeable Emergency under Code Section 409A, related regulations and other applicable guidance.

1.31	“Valuation Date” shall mean each business day on which the New York Stock Exchange is open for business, or such other day as the Plan Administrator may determine.

ARTICLE 2.  PARTICIPATION

2.01           In General

(a)
An Eligible Executive shall become a Participant as of the earlier of (i) the date a Company Contribution is credited in accordance with Article 4 or (ii) the date such Eligible Executive first files a Deferral Agreement with the Plan Administrator; provided, however, such Deferral Agreement shall be effective for purposes of deferring Base Salary or Bonus only as provided in Article 3.

(b)
The Deferral Agreement shall be in writing and be properly completed upon a form approved by the Plan Administrator who shall be the sole judge of the proper completion thereof.  Such Deferral Agreement shall provide, subject to the limitation specified in Section 3.02(a), for the deferral of a portion of the Eligible Executive’s Base Salary and Bonus and shall include such other provisions as the Administrative Committee deems appropriate.

2.02           Termination of Participation

(a)
Participation shall cease upon termination of a Participant’s employment with the Company, unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when those benefits are distributed to him.

(b)
Subject to the provisions of Section 3.01 a Participant shall only be eligible to have Deferrals or Company Contributions credited on his behalf in accordance with Article 3 or 4, for as long as he remains an Eligible Executive.

(c)
If a former Participant whose participation in the Plan ceased under Section 2.02(a) or 2.02(b) is reemployed or reinstated as an Eligible Executive, the former Participant may again become a Participant in accordance with the provisions of Section 2.01.

ARTICLE 3.  DEFERRALS

3.01           Deferred Elections

(a)	(i)
Subject to the following provisions of this Section, prior to the close of an annual enrollment period established by the Administrative Committee in any Plan Year, an Eligible Executive may elect, subject to Section 3.02(a) below, to defer a portion of his Base Salary that is otherwise earned and payable in the next calendar year by filing a Deferral Agreement with the Plan Administrator.  If an employee becomes an Eligible Executive after January 1 in any Plan Year, he may not elect to defer Base Salary for that year. If an employee is first employed by the Company after the close of the annual enrollment period and becomes an Eligible Executive prior to the beginning of the next Plan Year, he may elect, subject to following provisions of this Section and Section 3.02(a) below, to defer a portion of his Base Salary that is otherwise earned and payable in the next calendar year by filing a Deferral Agreement with the Plan Administrator no later than the last business day of the Plan Year in which he became an Eligible Executive.

(ii)
Subject to the following provisions of this Section, prior to the close of an annual enrollment period established by the Administrative Committee, an Eligible Executive who was employed on the first day of a Performance Period and who remains continuously employed through the date his Deferral Agreement is submitted, may elect to defer a portion of his Bonus earned  with respect to that Performance Period but which is otherwise payable in the next calendar year; provided the Deferral Agreement is filed with Plan Administrator no later than six months before the end of the applicable Performance Period.

(b)
The Eligible Employee shall submit the Deferred Agreement in the manner specified by the Plan Administrator and a Deferral Agreement that is not timely filed shall be considered void and shall have no effect.  The Plan Administrator shall establish procedures that govern deferrals elections under the Plan, including the ability to make separate elections for Base Salary and Bonuses.  A Participant’s election to defer a portion of Base Salary for any Plan Year shall become irrevocable on the date established by the Administrative Committee but no later than the last day of the calendar year proceeding the calendar year the Base Salary is earned.  A Participant’s election to defer a portion of Bonus earned with respect to the Performance Period beginning in the Plan Year shall become irrevocable on the date established by the Plan Administrator, but no later than six months prior to the end of the applicable Performance Period. A Participant may revoke or change his election to defer a portion of Base Salary or Bonus at any time prior to the date the election becomes irrevocable.  Any such revocation or change shall be made in a form and manner determined by the Plan Administrator.

(c)
A Participant’s Deferral Agreement shall apply only with respect to Base Salary earned in the Plan Year following the Plan Year in which the Deferral Agreement is filed with the Plan Administrator under Section 3.01(a).  A Participant’s Deferral Agreement shall only apply to a Bonus which is not readily ascertainable at the time the Deferral Agreement is filed with the Plan Administrator under Section 3.01(a). Any election to defer a Bonus which payable as a result of the Participant’s death or disability (as defined in Treasury regulations Section1.409A-1(e) or under a Change of Control prior to the end of the performance period will be void. An Eligible Executive must file, in accordance with the provisions of Section 3.01(a), a new Deferral Agreement for each Plan Year the Eligible Executive desires to defer a portion of Base Salary or Bonus.

(d)
If a Participant ceases to be an Eligible Executive after the date a Deferral Election becomes irrevocable but continues to be employed by the Company, he shall continue to be a Participant and his Deferral Agreement currently in effect shall remain in force for the remainder of the applicable Plan Year or Performance Period, but such Participant shall not be eligible to defer any portion of his Base Salary or Bonus earned in a subsequent Plan Year or Performance Period until such time as he shall once again become a Eligible Executive.

(e)	Notwithstanding anything in this Plan to the contrary, if an Eligible Executive

(i)
receives a withdrawal of deferred cash contributions on account of hardship from any plan which is maintained by the Company and which meets the requirements of Section 401(k) of the Internal Revenue Code (or any successor thereto) and

(ii)	is precluded from making contributions to such 401(k) plan for at least 6 months after receipt of the hardship withdrawal,

the Eligible Executive’s Deferral Agreements with respect to Base Salary or Bonus in effect at that time shall be cancelled.  Any Base Salary or Bonus payment which would have been deferred pursuant to that Deferral Agreement but for the application of this Section 3.01(e) shall be paid to the Eligible Executive as if he had not entered into the Deferral Agreement.

3.02           Amount of Deferral

(a)
An Eligible Executive may defer up to 25% of Base Salary and up to 100% of Bonus; provided the total amount of Bonus and Base Salary deferred in a calendar year beginning prior to January 1, 2009 shall not excess 25% of the sum of the Eligible Executive’s projected Base Salary for such calendar year and the Bonus received by the Eligible Executive in such calendar year.

(b)
At the direction of the Compensation Committee, the Administrative Committee may establish such other maximum or minimum limits on the amount of Base Salary or Bonus which may be deferred and/or the timing of such deferral.  Eligible Executives shall be given written notice of any such limits prior to the date they take effect.

3.03           Crediting to Deferral Account

The amount of Deferrals shall be credited to such Participant’s Deferral Account no later than the first business day of the first calendar month following the date the Base Salary or Bonus would have been paid to the Participant in the absence of a Deferral Agreement.

3.04           Vesting

Except as otherwise provided in Section 8.12, a Participant shall at all times be 100% vested in his Deferral Account.

ARTICLE 4.  COMPANY CONTRIBUTIONS

4.01           Amount of Company Contributions

To the extent the Company is prevented from making Company Contributions under Section 3.03 of the John Wiley & Sons Inc. Employee’s Savings Plan on behalf of a Participant in any calendar year in which he is a Participant hereunder by reasons of the limitation imposed on contributions by Section 402(g)(1) of the Internal Revenue Code or the limitation on compensation imposed by Section 401(a)(17) of said Code, such excess Company Contributions will be credited under this Plan with respect to deferrals made regarding Base Salary pursuant to Section 3.01 of this Plan, to the extent the amount of such Deferrals when added to the amount of deferred cash contributions the Participant has made under the John Wiley & Sons Inc. Employees’ Savings Plan during such calendar year do not exceed the amount of deferred cash contributions the Participant would have made pursuant to his deferred cash contribution election in effect under the John Wiley & Sons Inc. Employees’ Savings Plan during such calendar year, without reference to the limitation imposed on contributions by Section 402(g)(1) of the Internal Revenue Code or the limitation imposed on compensation by Section 401(a)(17) of said Code.

4.02           Crediting to Company Account

The Company Contributions determined pursuant to Section 4.01 shall be credited to a Participant’s Company Account as soon as administratively practicable following the close of each calendar year.

4.03           Vesting

Except as otherwise provided in Section 8.12, a Participant shall vest in the Company Contributions made on his behalf under Section 4.01, adjusted pursuant to Article 5, at the same rate at which such contributions would have vested under the John Wiley & Sons, Inc. Employees’ Savings Plan had they been contributed thereunder.  In the event a Participant terminates employment prior to vesting in all or any part of the Company Contributions made on his behalf, such Company Account shall be forfeited to the Company to the Company and shall not be restored if the Participant is subsequently re-employed by the Company.

ARTICLE 5.  MAINTENANCE OF ACCOUNTS

5.01           Adjustment of Account

(a)
As of each Valuation Date, each Deferral Account and each Company Account shall be credited or debited with the amount of earnings or losses with which such Accounts would have been credited or debited, assuming it had been invested in one or more investment funds, or earned the rate of return of one or more indices of investment performance, designated by the Administrative Committee and elected by the Participant pursuant to Section 5.02 for purposes of measuring the investment performance of his Accounts.

(b)
The Administrative Committee shall designate at least one investment fund or index of investment performance and may designate other investment funds or investment indices to be used to measure the investment performance of a Participant’s Accounts.  The designation of any such investment funds or indices shall not require the Company to invest or earmark their general assets in any specific manner.  The Administrative Committee may change the designation of investment funds or indices from time to time, in its sole discretion, and any such change shall not be deemed to be an amendment affecting Participants’ rights under Section 7.02.

5.02           Investment Fund or Performance Elections

In the event the Administrative Committee designates more than one investment fund or index of investment performance under Section 5.01, each Participant shall file an investment election with the Plan Administrator with respect to the investment of his Deferrals and Company Contributions within such time period and on such form as the Administrative Committee may prescribe.  The election shall designate the investment fund or funds or index or indices of investment performance which shall be used to measure the investment performance of the Participant’s Deferrals.  If the Participant fails to make an investment election, his Accounts shall be invested in an investment fund or index, as determined by the Administrative Committee.

5.03           Changing Investment Elections

(a)
A Participant may change his election in Section 5.02 used to measure the investment performance of his future Deferrals and Company Contributions, within such time periods and in such manner prescribed by the Administrative Committee.  The election shall be effective as soon as administratively practicable after the date on which notice is timely filed or at such other time as the Administrative Committee shall determine.

(b)
A Participant may change his election of the investment fund or funds or index or indices of investment performance used to measure the future investment performance of his existing Account balance, within such time periods and in such manner prescribed by the Administrative Committee.  The election shall be effective as soon as administratively practicable after the date on which the notice is filed or at such other time as the Administrative Committee shall determine.

5.04           Individual Accounts

The Plan Administrator shall maintain, or cause to be maintained on its books, records showing the individual balance of each Participant’s Accounts.  At least once a year each Participant shall be furnished with a statement setting forth the value of his Accounts.

5.05           Valuation of Accounts

(a)
The Plan Administrator shall value or cause to be valued each Participant’s Accounts at least quarterly.  On each Valuation Date there shall be allocated to the Accounts of each Participant the appropriate amount determined in accordance with Section 5.01.

(b)
Whenever an event requires a determination of the value of Participant’s Accounts, the value shall be computed as of the Valuation Date coincident with, or immediately following, the date of the event.

ARTICLE 6.  PAYMENT OF BENEFITS

6.01           Commencement of Payment

(a)
Subject to the limitations set forth in this Article 6, each time a Participant elects to defer Base Salary and/or Bonus, the Participant shall designate on the applicable Deferral Agreement that the distribution of such Deferrals, as adjusted pursuant to Article 5, shall commence, pursuant to Section 6.03, on or after the occurrence of the later of (i) or (ii):

(i)	the Participant’s Separation from Service with the Company and all Affiliates or

(ii)	a designated year not later than his attainment of age 70-1/2.

(b)	(i)
In the event a Participant elects to have such Deferrals commence as of a designated year pursuant to clause (ii) above, he may not elect a year that is less than five (5) years, subsequent to the date he executed the Deferral Agreement. Distribution of such Deferrals, adjusted pursuant to Article 5, shall be based on the value as of the last business day of such designated year and payment shall be made in the February following the last day of that designated year.

(ii)
Notwithstanding the foregoing, in the event such Participant’s Separation from Service occurs for reasons other than Retirement or death prior to such designated year, the distribution of a Participant’s Deferral Account shall commence, pursuant to Section 6.03, in the seventh month following the date of his Separation from Service occurs. The value of such distribution shall be determined as of the last Valuation Date in the month following the date payment is to be made.

(c)
Notwithstanding any Plan provision to the contrary if a Participant’s Separation from Service is due to his Retirement, the portion of his Account scheduled to be paid upon Separation from Service shall commence in the seventh month following the month in which the Participant’s Retirement occurs. The value of such distribution shall be determined as of the last Valuation Date in the month following the date payment is to be made.

(d)
Notwithstanding any Plan provision to the contrary, in the event of the Participant’s death, his entire vested Account balance shall be paid to his Beneficiary within 90 days of the end of the month in which the Participant’s death occurs. The value of such distribution shall be determined as of the last Valuation Date in the month following the date payment is to be made. A Beneficiary may not elect, directly or indirectly, when within such 90 day period payment under the paragraph (d) shall be made.

(e)	A Participant shall not change his designation of the event which entitles him to distribution of any portion of his Account.

(f)
Notwithstanding any Plan provision to the contrary, a distribution due to Separation from Service, but not distributions due to death, of a Participant who is a Specified Employee shall not commence earlier than the seventh month following the month in which such Participant’s Separation from Service occurs.

6.02           Unforeseeable Emergency

Notwithstanding anything in the Plan or in a Deferral Agreement to the contrary, the Administrative Committee may, if it determines an Unforeseeable Emergency exists which cannot be satisfied from other sources, approve a request by the Participant for a withdrawal from his vested Account.  Such request shall be made in a time and manner determined by the Administrative Committee.  The payment made from a Participant's Deferral Account pursuant to the provisions of this Section 6.02 shall be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution).  Determinations of amounts necessary to satisfy the emergency need must take into account any additional compensation that is available, other than additional compensation that, due to the Unforeseeable Emergency, is available under another nonqualified deferred compensation plan but that has not actually been paid.  This Section 6.02 is intended to comply with Code Section 409A, related regulations and any other applicable guidance and shall be interpreted accordingly so that distributions shall be permitted under this Section 6.02 only to the extent they comply with Code Section 409A and the regulations promulgated thereunder.

6.03           Method of Payment - Deferral Account

(a)
Except as otherwise provided in paragraphs (b), (c) and (d) below, upon a Participant’s Retirement, the payment of the portion of his Deferral Account designated to be paid upon Separation from Service pursuant to a Section 6.01(a)(i) shall be made in approximately equal annual installments for a period of fifteen years.  During such payment period, that portion of the Participant’s Deferral Account shall continue to be credited with earnings or losses as described in Section 5.01.  The first installment shall be made as set forth in Section 6.01(a) above.  Subsequent installments, if any, shall be paid in February of the year following the year in which the first installment is made.  The amount of each installment shall equal the balance in the applicable portion of the Participant’s Deferral Account as of each Valuation Date of determination divided by the number of remaining installments (including the installment being determined).

(b)
Notwithstanding the foregoing, if a Participant incurs a Separation from Service for reasons other than Retirement or death, the Participant’s Deferral Account shall be distributed to him, in one lump sum payment.

(c)	If a Participant dies before receiving payment of the entire balance of his Deferral Account, an amount equal to the unpaid portion thereof shall be payable in one lump sum to his Beneficiary.

(d)
Notwithstanding any Plan provisions to the contrary, the Plan Administrator, may in its sole discretion, elect to pay the value of the Participant’s Account (including the value of his Grandfathered Deferral Account and Grandfathered Company Account) upon a Separation from Service for any reason in a single lump sum payment if the balance of his Account does not then exceed the then applicable dollar amount under Code Section 402(g)(1)(B), provided such payment represents the completed liquidation of the Participant’s interest in the Plan.

6.04           Method of Payment – Company Account

(a)
Upon Separation from Service with the Company and all Affiliates for reasons other than death, the amount credited to a Participant’s Company Account, to the extent vested under the terms of the Plan, shall be distributed to the Participant in one lump sum payment in the seventh month following the month in which such Participant’s Separation from Service occurs. The value of such distribution shall be determined as of the last Valuation Date in the month following the date payment is to be made.

(b)
In the event the Participant incurs a Separation from Service for reasons other than death prior to vesting in all or any part of the amount to the credit of his Company Account, such nonvested amount shall be forfeited.

(c)
Notwithstanding any Plan provision to the contrary, in the event of a Participant death while employed by the Company or an Affiliate, his Company Account shall be distributed to his Beneficiary in a single lump sum within 90 days of the end of the month in which his date of death occurs. A Beneficiary may not elect, directly or indirectly, when within such 90 day period payment under the paragraph (d) shall be made.

6.05           Designation of Beneficiary

Each Participant shall file with the Plan Administrator a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death pursuant to Sections 6.03 and 6.04.  A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Plan Administrator.  The last such designation received by the Plan Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Plan Administrator prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.  If no such Beneficiary designation is in effect at the time of a Participant’s death, or if no designated Beneficiary survives the Participant, the Participant’s estate shall be deemed to have been designated his Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his death.

6.06           Change of Control

In the event there is a Change of Control and a Participant incurs a Separation from Service for any reasons within two years of the date such Change of Control occurs, then notwithstanding any other provisions of the Plan to the contrary and in lieu of any other benefit to which the Participant may be entitled under the Plan, the Participant shall receive a lump sum payment, payable in the seventh month following the month in which such Participant’s Separation from Service occurs equal to the balance of his Deferred and Company Accounts as of the last Valuation Date in the month following the date payment is to be made.

ARTICLE 7.  AMENDMENT OR TERMINATION

7.01           Right to Terminate

The Company may, by action of the Board of Directors, terminate this Plan and the related Deferral Agreements at any time.To the extent consistent with the rules relating to plan terminations and liquidations in Treasury Regulation Section 1.409A-3(j)(4)(ix) or otherwise consistent with Code Section 409A, the Company may provide that, without the prior written consent of Participants, all of the Participants’ Deferral and Company Accounts shall be distributed in a lump sum upon termination of the Plan.  Unless so distributed, in the event of a Plan termination, the Company shall continue to maintain the Deferral and Company Accounts until distributed pursuant to the terms of the Plan and Participants shall remain 100% vested in all amounts credited to their Accounts.

7.02           Right to Amend

The Company may, by action of the Board of Directors, amend this Plan and the related Deferral Agreements at any time and for any reason.  If any amendment to this Plan or to the Deferral Agreements shall adversely affect the rights of a Participant with respect to the vested Account balances of any Participant accrued as of the date of any such amendment, such Participant must consent in writing to such amendment prior to its effective date.  Notwithstanding the foregoing, a change in any investment fund or index under Section 5.01 or the imposition of additional limits upon future deferral elections shall not be deemed to adversely affect any Participant’s rights.  Any action to amend the Plan by the Board of Directors shall be taken in such manner as may be permitted under the by-laws of the Company.  The Board of Directors of the Company may delegate to the Administrative Committee the authority to amend the Plan without the consent of the Board of Directors for the purpose of (i) conforming the Plan without the consent of the Board of Directors for the purpose of (i) conforming the Plan to the requirements of law, (ii) facilitating the administration of the Plan, (iii) clarifying provisions based on the Administrative Committee’s interpretation of the document and (iv) making such other amendments as the Board of Directors may authorize.

7.03           Uniform Action

Notwithstanding anything in this Plan to the contrary, any action to amend or terminate the Plan or the Deferral Agreements must be taken in a uniform and nondiscriminatory manner.

7.04           Compliance with Securities and Other Laws

Notwithstanding any Plan provision to the contrary, the Company may at any time impose such restrictions on the Plan and participation therein, including limiting the amount of any Bonus deferred or the timing thereof, as the Company may deem advisable from time to time in order to comply or preserve compliance with any applicable laws, including any applicable state and federal securities laws and exemptions from registration available thereunder.

ARTICLE 8.  GENERAL PROVISIONS

8.01           Administration

(a)
The Plan shall be administered by the Administrative Committee.  The Administrative Committee shall have the exclusive responsibility and complete discretionary authority to control the operation, management and administration of the Plan, with all powers necessary to enable it properly to carry out such responsibilities, including, but not limited to, the power to interpret the Plan and any related documents, to establish procedures for making any elections called for under the Plan, to make factual determinations regarding any and all matters arising under the Plan, including, but not limited to, the right to determine eligibility for benefits, the right to construe the terms of the Plan, the right to remedy possible ambiguities, inequities, inconsistencies or omissions, and the right to resolve all interpretive, equitable or other questions arising under the Plan.

(b)
The Administrative Committee may delegate all or part of its administrative duties to one or more persons, whether or not such person or persons are members of the Administrative Committee or employees of the Company. The Administrative Committee (and, to the extent consistent with the scope of delegated administrative authority, the person or persons delegated authority hereunder) may engage agents and representatives, including recordkeepers and legal counsel, in connection with the administration of the Plan.

(c)	Any dispute between a Participant or Beneficiary and the Plan Administrator shall be subject to resolution by determination of the Administrative Committee.

(d)	All acts and decisions of the Administrative Committee shall be final, conclusive and binding upon all Participants, former Participants, Beneficiaries, and employees of the Company.

(e)
It is the intent of the Company that the Plan complies with Code Section 409A, related regulations and other applicable guidance promulgated with respect thereto and the provisions of the Plan shall be interpreted to be consistent therewith.  Without limiting the foregoing, a Participant shall not be deemed to have experienced a Retirement until the Participant has had a "separation from service," as that term is used in Code Section 409A(a)(2)(A)(i) and defined in related regulations or other applicable guidance.

8.02           Unsecured Interest
Neither the Company nor the Administrative Committee in any way guarantees the performance of the investment funds or indices a Participant may designate under Article 5.  No special or separate fund shall be established, and no segregation of assets shall be made, to assure the payments hereunder.  No Participant hereunder shall have any right, title, or interest whatsoever in any specific assets of the Company.  Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.  To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company.

8.03           Funding

(a)
All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company.  Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid by a grantor trust established pursuant to paragraph (b) below.

(b)
The Company may, for administrative reasons, establish a grantor trust for the benefit of Participants participating in the Plan.  The assets of said trust will be held separate and apart from other Company funds, and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

(i)	the creation of said trust shall not cause the Plan to be other than “unfunded” for purposes of Title I of ERISA;

(ii)	the Company shall be treated as “grantor” of said trust for purposes of Section 677 of the Internal Revenue Code of 1986, as amended (the “Code”); and

(iii)
said trust agreement shall provide that its assets may be used to satisfy claims of the Company’s general creditors, and the rights of such general creditors are enforceable by them under federal and state law.

8.04           No Contract of Employment

The existence of this Plan or of a Deferral Agreement does not constitute a contract for continued employment between an Eligible Executive or a Participant and the Company.  Except as otherwise limited by the terms of any valid employment contract or agreement entered into between the Company and an Eligible Executive or Participant, the Company reserves the right to modify an Eligible Executive’s or Participant’s remuneration and to terminate an Eligible Executive or a Participant for any reason and at any time, notwithstanding the existence of this Plan or of a Deferral Agreement.

8.05           Withholding Taxes

All payments under this Plan shall be net of an amount sufficient to satisfy any federal, state or local tax withholding requirements.

8.06           Nonalienation

Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void.  If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Administrative Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Administrative Committee deems proper.

8.07           Claims Procedure

The Plan Administrator shall provide adequate notice in writing to any Participant, former Participant or Beneficiary whose claim for a withdrawal or payment under this Plan has been denied, setting forth the specific reasons for such denial.  A reasonable opportunity shall be afforded to any such Participant, former Participant or Beneficiary for a full and fair review by the Administrative Committee of a decision denying the claim.  The Administrative Committee’s decision on any such review shall be final and binding on the Participant, former Participant or Beneficiary and all other interested persons.

8.08           Competency

If the Administrative Committee shall find that any person to whom any amount is or was payable hereunder is unable to care for his affairs because of illness or accident, or had died, then the Administrative Committee, if it so elects, may direct that any payment due him or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person to his spouse, children or other dependents, to an institution maintaining or having custody of such person, or to any other person deemed by the Plan Administrator to be a proper recipient on behalf of such person otherwise entitled to payment, in such manner and proportion as the Administrative Committee may deem proper.  Any such payment shall be in complete discharge of the liabilities of the Company and the Plan therefore.

8.09           Limitation of Liability

The Company, the members of the Compensation Committee and of the Administrative Committee, the Plan Administrator, and any officer, employee or agent of the Company shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company for any act or failure to act, made in good faith in relation to this Plan.

8.10           Indemnification

The Company, the members of the Compensation Committee and of the Administrative Committee, the Plan Administrator, and the officers, employees and agents of the Company shall, unless prohibited by any applicable law, be indemnified against any and all liabilities arising by reason of any act or failure to act in relation to the Plan including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan, amounts paid in any compromise or settlement relating to the Plan and any civil penalty or excise tax imposed by any applicable statue, if:

(a)	the act or failure to act shall have occurred

(i)	in the course of the person’s service as an officer, employee or agent of the Company or as a member of the Compensation Committee or of the Administrative Committee, or as the Plan Administrator, or

(ii)
in connection with a service provided with or without charge to the Plan or to the Participants or Beneficiaries of the Plan, if such service was requested by the Compensation Committee or the Administrative Committee or the Plan Administrator; and

(b)	the act or failure to act is in good faith and in, or not opposed to, the best interests of the Company.

This determination shall be made by the Company and, if such determination is made in good faith and not arbitrarily or capriciously, shall be conclusive.

The foregoing indemnification shall be from the assets of the Company.  However, the Company’s obligation hereunder shall be offset to the extent of any otherwise applicable insurance coverage under a policy maintained by the Company or any other person, or other source of indemnification.

8.11           Payment of Expenses

All administrative expenses of the Plan and all benefits under the Plan shall be paid from the general assets of the Company.

8.12           Forfeiture for Cause

In the event that a Participant shall at any time be convicted of a crime involving dishonesty or fraud on the part of such Participant in his relationship with the Company or an Affiliate, all benefits that would otherwise be payable to him under the Plan shall be forfeited.  The determination as to whether a Participant has been convicted of a crime involving dishonesty or fraud on the part of the Participant in his relationship with the Company or an Affiliate shall be made by the Administrative Committee in a fair and reasonable manner and the decision of the Administrative Committee with respect thereto shall be conclusive.

8.13           Mergers/Transfers

This Plan shall be binding upon and inure to the benefit of the Company and its successors and assignees and the Eligible Executive, his designees and his estate.  Nothing in this Plan shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Plan and all obligations of the Company hereunder.  Upon such a consolidation, merger or transfer of assets and assumption, the term “Company” shall refer to such other corporation and this Plan shall continue in full force and effect.

8.14           Elections

All elections, designations, requests, notices, instructions, and other communications from an Eligible Executive or other person to the Plan Administrator required or permitted under the Plan shall be in such form as is prescribed from time to time by the Plan Administrator, shall be mailed by first-class mail or delivered to such location as shall be specified by the Plan Administrator, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

8.15           Acceleration of or Delay in Payments

The Administrative Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of a benefit owed to the Participant hereunder, provided such acceleration is permitted under Treas. Reg. Section 1.409A-3(j)(4).  The Administrative Committee may also, in its sole and absolute discretion, delay the time for payment of a benefit owed to the Participant hereunder, to the extent permitted under Treas. Reg. Section 1.409A-2(b)(7)..

8.16           Insurance Products

The Company may require each Eligible Executive to assist it in obtaining life insurance policies on the lives of each Eligible Executive, which policies would be owned by, and be payable to, the Company.  The Eligible Executive may be required to complete an application for life insurance, furnish underwriting information including medical examinations by a life insurance company-approved examiner, and authorize release of medical history to the life insurance company’s underwriter, as designated by the Company.  An Eligible Executive shall have no right or interest in such policies or the proceeds thereof.

8.17     Compliance

It is the intent of the Company that the Plan complies with the provisions of Section 409A of the Code, any regulations and other guidance promulgated with respect thereto and the provisions of the Plan shall be interpreted to be consistent therewith.

8.18          Construction

(a)
The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees and therefore exempt from the requirements or Sections 201, 301 and 401 of ERISA.  All rights hereunder shall be governed by and construed in accordance with the laws of the State of New York.

(b)	The masculine pronoun shall mean the feminine wherever appropriate.

(c)	The captions preceding the sections and articles hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

8.19           Discharge of Corporation's Obligation

The payment by the Company of the benefits due under each and every Deferral Agreement to the Participant or his Beneficiary shall discharge the Company’s obligation under the Plan, and the Participant or Beneficiary shall have no further rights under this Plan or the Deferral Agreements upon receipt by the appropriate person of all such benefits.

8.20           Successors

The Plan shall be binding upon the successors and assigns of the Company, whether such succession is by purchase, merger or otherwise.

ARTICLE 9.  SIGNATURE AND VERIFICATION

IN WITNESS WHEREOF, John Wiley & Sons, Inc. has caused this Plan to be executed this ____ day of _____________________________________, 2008.

_______________________________________

_______________________________________

Attest: _____________________________________

APPENDIX A

PROVISIONS APPLICABLE TO A PARTICIPANT’S GRANDFATHERED DEFERRAL ACOUNT AND GRANDFATHERED COMPANY ACCOUNT

This Appendix A constitutes an integral part of the Plan and is applicable with respect to the Grandfathered Deferred Account and the Grandfathered Company Account of those individuals who were Participants in the Plan on December 31, 2004.   The Grandfathered Deferral Account and Grandfathered Company Account are subject to all the terms and conditions of the Plan as set forth on October 3, 2004, except as otherwise provided by this Appendix A.  Section references in this Appendix A correspond to appropriate Sections of the Plan as set forth on October 3, 2004.

ARTICLE 1.  DEFINITIONS
1.08
“Change of Control” shall mean, effective on and after January 1, 2009, the later of a “Change of Control” as such term is defined under the terms of the John Wiley & Sons Inc. Supplemental Executive Retirement Plan as amended and restated effective as January 1, 2009 or a “Change of Control” as defined in Section 1.08 of the Plan as in effect on October 3, 2004 without regard to any amendments after such date which would constitute a material modification for purposes of Section 409A of the Code.

ARTICLE 5.  MAINTENANCE OF ACCOUNTS
5.03
“Changing Investment Elections” The provisions of Section 5.03 as set forth in the foregoing provisions of the Plan as amended and restated effective as January 1, 2009 shall be applicable to a Participant’s Grandfathered Deferral and Grandfathered Company Account on and after January 1, 2009.

ARTICLE 6. PAYMENT OF BENEFITS

6.01	“Commencement of Payment”

(b)	(i)
In the event a Participant elects to have any Deferrals held in his Grandfathered Deferral Account commence as of a designated year pursuant to clause (ii) of Section 6.01(a), distribution of such Deferrals, adjusted pursuant to Article 5, shall be based on the value as of the last business day of such designated year and payment shall be made in the February following the last day of that designated year.

(ii)
Notwithstanding the foregoing, in the event such Participant’s Separation from Service occurs for reasons other than Retirement or death prior to such designated year, the value of such distribution shall be determined as of the last Valuation Date in the month following the date payment is to be made.

(c)
Notwithstanding any Plan provision to the contrary if a Participant’s Separation from Service is due to his Retirement, the value of the portion of his Grandfathered Deferral Account scheduled to be paid upon his Retirement shall be determined as of the last Valuation Date in the month following the date payment is to be made. Notwithstanding any Plan provision to the contrary, in the event of the Participant’s death, his entire vested Grandfathered Deferral Account balance and Grandfathered Company Account balance shall be paid to his Beneficiary within 90 days of the end of the month in which the Participant’s death occurs. The value of such distribution shall be determined as of the last Valuation Date in the month following the date payment is to be made.